SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 10, 2009

 Date of Report (date of earliest event reported):

GEOBIO ENERGY, INC.

 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 Union Street, Suite 4500
Seattle, WA  98101
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 322-5586

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
Section 1 - Registrant’s Business and Operations

Item 1.02  Termination of a Material Definitive Agreement.

On September 10, 2009, GeoBio Energy, Inc. (“GeoBio”) and EnviroPlastics Corporation (“EnviroPlastics”) terminated their share exchange agreement, entered March 3, 2009, as amended June 24, 2009 (the “Share Exchange”) pursuant to Section 9.16 of the Share Exchange, which provides for termination and unwinding of the Share Exchange in the event GeoBio that fails to provide financing of not less than $500,000.00 and acceptable and necessary due diligence.  Gary M. DeLaurentiis and David Moore, who are each directors of both GeoBio and EnviroPlastics, are resigning from their positions as directors of GeoBio, as detailed below.  GeoBio continues to develop opportunities in the energy, chemical and related services industries.

 Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 13, 2009, Gary M. DeLaurentiis and David Moore submitted their resignation from the Board of Directors (the “Board”), and Gary DeLaurentiis as Officer, effective as of 9:00 a.m. PDT.   Their resignations are in connection with the termination of the Share Exchange between GeoBio and EnvirPlastics, as set forth in Section 1.02 above, and do not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

The remaining Board expects to name replacement board members within the next several weeks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 15, 2009

GEOBIO ENERGY, INC.

By:	/s/ John Del Casale
Director

EXHIBIT INDEX

Exhibit                                Description
Number

10.19 Share Exchange Agreement with EnviroPlastics Corporation dated March 3, 2009, incorporated by reference to the Company’s 8-K filed March 4, 2009.

10.20 Amendment No. 1 to Share Exchange Agreement, dated June 24, 2009, incorporated by reference to the Company’s 8-K filed June 25, 2009.